                                                                     EXHIBIT 4.8

                                     FORM OF
                               I-FLOW CORPORATION
                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made as of September 4, 2003 by and among I-Flow Corporation, a Delaware corporation (the "COMPANY"), and the Investors (the "INVESTORS") of the Company's securities pursuant to that certain Securities Purchase Agreement, dated as of September 2, 2003 (the "SECURITIES PURCHASE AGREEMENT"), and identified in Schedule 1 thereto.

         A. The Company and the Investors are parties to the Securities Purchase Agreement, whereby the Company will sell, and the Investors will purchase, the Units (as defined in the Securities Purchase Agreement).

         B. The Company and the Investors desire to enter into this Agreement in order to set forth the registration obligations of the Company with respect to the Registrable Shares purchased by the Investors under the Units.

         NOW THEREFORE, in consideration of the mutual agreements, covenants and conditions and releases contained herein, the Company and the Investors hereby agree as follows:

1.       DEFINITIONS. As used herein:

         (a) "COMMON STOCK" means the Company's common stock, par value $0.001 per share.

         (b) "EFFECTIVENESS DEADLINE" means the one hundred twentieth (120th) day following the Closing (as defined in the Securities Purchase Agreement).

         (c) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and any successor statute.

         (d) "FILING DEADLINE" means the thirtieth (30th) day following the Closing.

         (e) "INVESTOR" means any person owning or having the right to acquire Registrable Shares or any assignee thereof in accordance with Section 9 hereof.

         (f) "PURCHASED SHARES" means the shares of Common Stock issued to an Investor in connection with such Investor's purchase of Units (as defined in the Securities Purchase Agreement) under the Securities Purchase Agreement.

         (g) "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with Rule 415 of the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         (h) "REGISTRABLE SHARES" means and includes (i) the shares of Common Stock issued under the Securities Purchase Agreement; (ii) the shares of Common Stock issuable upon exercise of the Warrants issued under the Securities Purchase Agreement; and (iii) such indeterminate number of shares of Common Stock that may be issued in connection with a stock split, stock dividend, recapitalization or other event.

         (i)      "SEC" means the U.S. Securities and Exchange Commission.

         (j) "SECURITIES ACT" means the Securities Act of 1933, as amended, and any successor statute.

         (k) "TRADING DAY" means any day on which the Nasdaq National Market System (or, if the Common Stock is not then traded on the Nasdaq National Market System, the principal national securities exchange, automated quotation system or other trading market where the Common Stock is then listed, quoted or traded) is open for trading.

         (l) "WARRANTS" means those warrants issued by the Company to the undersigned Investors concurrently herewith under the Securities Purchase Agreement.

2.       REGISTRATION RIGHTS.

         (a) Mandatory Registration. The Company shall use its commercially reasonable efforts to prepare and file with the SEC as soon as practicable after the Closing (as defined in the Securities Purchase Agreement), but in no event later than the Filing Deadline, a registration statement on Form S-3 (or, if Form S-3 is unavailable, on such form of registration statement that is then available) (the "REGISTRATION STATEMENT") covering the resale of all the Registrable Shares by, and for the account of, the Investors, each as the selling stockholder thereunder. The Registration Statement shall permit the Investors to offer and sell, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, any or all of the Registrable Shares. The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable after the filing thereof, but in no event later than the Effectiveness Deadline; provided, however, that the Company shall submit a request for acceleration of effectiveness within two (2) business days following receipt of notification by the SEC of either no review or the completion of its review. Unless otherwise agreed by the Company, the offer and sale of the Registrable Shares pursuant to the Registration Statement shall not be underwritten.

         (b) Effectiveness. The Company shall cause the Registration Statement to remain effective until the earlier of (i) the second (2nd) anniversary of the Closing, and (ii) such earlier time as all the Registrable Shares covered by the Registration Statement have been distributed by the Investors pursuant thereto. Thereafter, the Company will be entitled to withdraw and terminate the Registration Statement and the Investors will have no further right to offer or sell any of the Registrable Shares pursuant to the Registration Statement.

         (c) Suspension of Registration Statement. Notwithstanding Section 2(b), the Company may suspend the Registration Statement after effectiveness in the event that:

                  (i) there is an occurrence which causes the prospectus included in the Registration Statement, as then in effect, to contain any untrue statement of a material fact or to omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances then existing; or

                  (ii) the Company is engaged in any activity, transaction or any preparations or negotiations for any activity or transaction that the Company has a bona fide business purpose to keep confidential and the Company determines that the public disclosure requirements imposed on the Company under the Securities Act in connection with such Registration Statement would require the disclosure of such activity, transaction, preparations or negotiations;

provided, however, that the Company shall promptly notify the Investors of the foregoing determination to suspend the Registration Statement (but without necessarily specifying the basis for such determination). If the Company suspends the Registration Statement pursuant to this Section 2(c), the Company shall, as promptly as practicable following the termination of the circumstance entitling the Company to do so, take such actions as may be necessary to reinstate the effectiveness of the Registration Statement. If, as a result thereof, the prospectus included in such Registration Statement has been amended to comply with the requirements of the Securities Act, the Company shall deliver to each Investor such amended prospectus.

         (d)      Liquidated Damages.

                  (i) If (A) on or prior to the Filing Date, the Registration Statement has not been filed with the SEC or (B) on or prior to the Effectiveness Deadline, the Registration Statement is not declared effective by the SEC (each of clauses (A) and (B), a "Registration Default"), then Company shall pay liquidated damages ("Liquidated Damages") to each Investor equal to the product of (x) the number Purchased Shares then held by such Investor; multiplied by (y) $7.50; multiplied by (z) one percent (1.0%) for each 30-day period (and pro rated daily for any portion thereof) commencing on (x) the day following the Filing Deadline and ending on the day that the Registration Statement is filed with the SEC, and (y) the day following the Effectiveness Deadline and ending on the day the Registration Statement is declared effective.

                  (ii) If the Company suspends the Registration Statement pursuant to Section 2(c) for more than either (A) 30 consecutive trading days in any 12-month period; or (B) 60 trading days, whether or not consecutive, in any 12-month period; or (C) 10 trading days, whether or not consecutive, during the first 60-day period after the Registration Statement has been declared effective by the SEC (each such trading day period described in clauses (A), (B) and (C), a "Suspension Limit," and each such occurrence described in clauses (A), (B) and
(C), an "Effectiveness Failure"), then the Company shall pay Liquidated Damages to each Investor equal to the product of (x) the number of Purchased Shares then held by such Investor; multiplied by (y) $7.50; multiplied by (z) one percent (1.0%) for each 30-trading day period (and pro rated daily for any portion thereof) commencing on the trading day following the Suspension Limit and ending on the earlier of (1) the trading day that the Company reinstates the Registration Statement, or (2) the second anniversary of the Closing.

                  (iii) The Liquidated Damages set forth in this Section 2(d) shall be the exclusive monetary remedy available to the Investors for any Registration Default or any

Effectiveness Failure. In no event shall the Company be required to pay any duplicative Liquidated Damages in the event any Registration Defaults or Effectiveness Failures are concurrent of each other.

3. CERTAIN OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Shares, the Company shall:

         (a) Take such action as may be necessary so that (i) the Registration Statement, the related prospectus thereto, each amendment and supplement thereto, and each report or other document incorporated therein by reference complies in all material respects with the Securities Act, Exchange Act and the respective rules and regulations thereunder; (ii) the Registration Statement and the related prospectus thereto do not, when they become effective, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances then existing; and (iii) the Registration Statement complies with the provisions of the Securities Act with respect to the disposition of all the Registrable Shares covered by such Registration Statement;

         (b) Prepare and file with the SEC such amendments and supplements to any Registration Statement and the related prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the resale of Registrable Shares;

         (c) Respond as promptly as practicable to any comments received from the SEC with respect to the Registration Statement or any amendment thereto;

         (d) Furnish to each selling Investor such copies of each preliminary and final prospectus and any other documents that such Holder may reasonably request to facilitate the public resale of its Registrable Shares;

         (e) Use its commercially reasonable efforts to register or qualify the Registrable Shares to be registered pursuant to this Agreement under the applicable securities or "blue sky" laws of such jurisdictions as any selling Investor may reasonably request; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject;

         (f) Notify each selling Investor at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

         (g) Cause all such Registrable Shares registered pursuant hereunder to be listed on the Nasdaq National Market System or any other securities exchange on which similar securities issued by the Company are then listed;

         (h) Furnish to each selling Holder, upon request, a copy of all documents filed and all correspondence from or to the SEC in connection with any such offering unless confidential treatment of such information has been requested of the Securities and Exchange Commission;

         (i) Use its commercially reasonable efforts to obtain the withdrawal of any SEC order suspending the effectiveness of the Registration Statement; and

         (j) Use its commercially reasonable efforts to meet, and continue to meet, the requirements for the use of Form S-3 to register the resale by the Investors of the Registrable Shares.

4.       CERTAIN OBLIGATIONS OF THE INVESTORS.

         (a) Conditions Precedent. It is a condition precedent to the Company's obligations under this Agreement that each selling Investor must have promptly furnished to the Company, in writing, such information relating to such selling Investor and the intended method of distribution as may be reasonably requested by the Company or as required by applicable securities laws to complete the Registration Statement and to effect the registration of the Registrable Shares.

         (b) Suspension Obligations. Upon the receipt of any notice from the Company pursuant to Section 2(c), each selling Investor shall immediately cease all offers and sales of Registrable Shares under the Registration Statement until such time that the Company gives the selling Investor written authorization to resume offers and sales under the Registration Statement. If the prospectus included in the Registration Statement has been amended to comply with the requirements of the Securities Act, no selling Investor may make any offers or sales of Registrable Shares under the Registration Statement other than by means of such amended prospectus.

5. AVAILABILITY OF INFORMATION. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit an Investor to resell securities of the Company to the public without registration, the Company shall:

         (a) use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

         (b) file on a timely basis with the SEC all information that the SEC may require under either of Section 13 or Section 15(d) of the Exchange Act and, so long as it is required to file such information, take all action that may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to the Common Stock; and

         (c) furnish to any Investor forthwith upon written request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the SEC, and (iii) any other non-confidential reports and documents that are not available to the public and that an Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing an Investor to sell any such Registrable Shares without registration.

6        EXPENSES. The Company shall bear all costs and expenses of registration, including, without limitation, printing, legal and accounting expenses, SEC filing fees and "blue sky" fees and expenses; provided, however, that the Company shall have no obligation to pay or otherwise bear (i) any portion exceeding $10,000 of the reasonable fees or disbursements of counsel for the Investors in connection with the registration of their Registrable Shares, or (ii) any of such expenses if the payment of such expenses by the Company is prohibited by the laws of a state in which such offering is qualified and only to the extent so prohibited.

7.       INDEMNIFICATION.

         (a) Indemnification of Investors. The Company shall indemnify and hold harmless each selling Investor and each person, if any, who controls such selling Investor within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities (or any action in respect thereof), joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each such Investor and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them, as such expenses are incurred, in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the Registration Statement or prospectus as from time to time amended or supplemented by the Company); (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading; or (iii) any violation by the Company of the Securities Act, the Exchange Act, a state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law; provided, however, that the indemnity contained in this Section 7(a) will not apply where such untrue statement or omission was made in such registration statement, preliminary or amended, preliminary prospectus or prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such selling Investor or any such controlling person expressly for use therein. Promptly after receipt by any selling Investor or any controlling person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such selling Investor or controlling person, as the case may be, will notify the Company in writing of the commencement thereof; and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such selling Investor or controlling person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. Such selling Investor or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof in the event the representation of such Investor or controlling person by counsel retained by or on the behalf of the Company would be inappropriate due to conflicts of interest between any such person and any other party represented by such counsel in such proceeding or action, in which case the

Company shall pay, as incurred, the fees and expenses of such separate counsel. The Company shall not be liable to indemnify any person under this Section 7(a) for any settlement of any such action effected without the Company's consent (which consent shall not be unreasonably withheld). The Company shall not, except with the approval of each party being indemnified under this Section 7(a) (which approval will not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

         (b) Indemnification of the Company. Each selling Investor shall indemnify and hold harmless the Company, each of its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities (or any action in respect thereof), joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them, as such expenses are incurred, in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such selling Investor, expressly for use therein; provided, however, that such selling Investor's obligations hereunder shall be limited to an amount equal to the proceeds to such selling Investor of the Registrable Shares sold in such registration. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such selling Investor, the Company will notify such selling Holder in writing of the commencement thereof, and such selling Investor shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against such selling Investor. The Company and each such director, officer, employee or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof in the event the representation of the Company, any of its directors, officers or employees, or controlling person by counsel retained by or on the behalf of such selling Investor would be inappropriate due to conflicts of interest between any such person and any other party represented by such counsel in such proceeding or action, in which case such selling Investor shall pay, as incurred, the fees and expenses of such separate counsel. Notwithstanding the two preceding sentences, if the action is one in which the Company may be obligated to indemnify any selling Investor pursuant to this Section 7, the Company shall have the right to assume the defense of such action, subject to the right of such selling Investor to participate therein as permitted by this Section 7. Such selling Investor shall not be liable to indemnify any person for any settlement of any such action effected without such selling Investor's consent (which consent shall not be unreasonably withheld). Such selling Investor shall not, except with the approval of the Company (which approval shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the party being so indemnified of a release from all liability in respect to such claim or litigation.

8. CONTRIBUTION. If the indemnification provided for in Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

9. TRANSFER OF REGISTRATION RIGHTS. The registration rights of any Investor under this Agreement may be transferred with the transfer of any Registrable Securities; provided that (a) the transferee agrees in writing to be bound by the terms of this Agreement, and (b) the Company is given written notice prior to such transfer.

10. NO CONFLICTING RIGHTS. The Company may grant pari passu registration rights to the rights granted hereunder. The Company will not grant registration rights to any person or entity that preclude the registration of Registrable Shares in accordance with the terms of this Agreement; provided that the Company may register the registrable shares of Silicon Valley Bank, pursuant to the "piggyback" registration rights granted to it by the Company, with the Registrable Shares under the Registration Statement. Until the effectiveness of the Registration Statement, the Company will not file any other registration statement covering any other securities of the Company, except for any registration statement relating to (a) securities to be offered pursuant to (i) an employee benefit plan or otherwise eligible to be registered on a Form S-8, or (ii) a dividend or interest reinvestment plan (including such a plan that has an open enrollment or cash investment feature); (b) securities to be issued in the acquisition of another business, through merger, consolidation, exchange of securities or otherwise; (c) securities to be offered primarily to existing security holders of the Company, through a "rights offering" or otherwise; or
(d) debt securities of the Company.

11.      MISCELLANEOUS.

         (a) Entire Agreement. This Agreement and the Securities Purchase Agreement constitute the entire agreement among the parties.

         (b) Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         (c) Governing Law. This Agreement will be governed by and construed under the internal laws of the State of Delaware, without regard to any conflict of laws principles.

         (d) Submission to Jurisdiction. All actions or proceedings arising in connection with this Warrant may be tried and litigated in the state or federal courts located in the County of New Castle, State of Delaware. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the state and federal courts located in the County of New Castle, State of Delaware shall have in personam jurisdiction over each of them for the purpose of litigating any such dispute, controversy, or proceeding. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section 11(d) by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in Section 11(f). Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

         (e) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         (f) Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given upon personal delivery or one (1) business day after being sent via a nationally recognized overnight courier service if overnight courier service is requested from such service or upon receipt of electronic or other confirmation of transmission if sent via facsimile, to the parties, their successors in interest or their assignees. Notices to the Investors shall be delivered to the applicable addresses set forth on Schedule 1 to the Securities Purchase Agreement; notices to the Company shall be delivered to its principal place of business, Attention: Chief Executive Officer. Any party may change its address for delivery of notice by written notice in accordance with this Section 11(f).

         (g) Amendment. Any modification, amendment, or waiver of this Agreement or any provision hereof, either retroactively or prospectively, shall be in writing and executed by the Company and the holders of not less fifty percent (50%) of the Registrable Shares which shall be binding upon all of the parties hereto.

         (h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         (i) Attorneys' Fees. In any action or proceeding brought to enforce any provisions of this Warrant, or where any provisions hereof or thereof is validly asserted as a defense, the prevailing party will be entitled to recover from the non-prevailing party actual attorneys' fees and disbursements in addition to its costs and expenses and any other available remedy.

         (j) Counterparts; Facsimiles. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.

         [The remainder of this page has been intentionally left blank;
                            signature page follows.]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     THE COMPANY:

                                     I-FLOW CORPORATION,
                                     A DELAWARE CORPORATION

                                     By:________________________________________

                                     Name:______________________________________

                                     Title:_____________________________________

                                     THE INVESTORS:

                                     PANDORA SELECT PARTNERS LP

                                     By:________________________________________

                                     Name:______________________________________

                                     Title:_____________________________________

                                     FARNAM STREET PARTNERS, L.P.

                                     By:________________________________________

                                     Name:______________________________________

                                     Title:_____________________________________

                                     GARY S. KOHLER

                                     ___________________________________________

                                     MAINFIELD ENTERPRISES, INC.

                                     By:________________________________________

                                     Name:______________________________________

                                     Title:_____________________________________

                                     SF CAPITAL PARTNERS LTD.

                                     By:________________________________________

                                     Name:______________________________________

                                     Title:_____________________________________

                                     DEEPHAVEN SMALL CAP GROWTH FUND, LLC

                                     By:________________________________________

                                     Name:______________________________________

                                     Title:_____________________________________

                                     STRAUS PARTNERS LP

                                     By:________________________________________

                                     Name:______________________________________

                                     Title:_____________________________________

                                     STRAUS-GEPT PARTNERS LP

                                     By:________________________________________

                                     Name:______________________________________

                                     Title:_____________________________________

                                     STRAUS-SPELMAN PARTNERS LP

                                     By:________________________________________

                                     Name:______________________________________

                                     Title:_____________________________________

                                     PORTSIDE GROWTH AND OPPORTUNITY FUND

                                     By:________________________________________

                                     Name:______________________________________

                                     Title:_____________________________________

                                     CASTLE CREEK HEALTHCARE PARTNERS LLC

                                     By:________________________________________

                                     Name:______________________________________

                                     Title:_____________________________________

                                     PROVIDENT PREMIER MASTER FUND LTD.

                                     By:________________________________________

                                     Name:______________________________________

                                     Title:_____________________________________

                                     OMICRON MASTER TRUST

                                     By:________________________________________

                                     Name:______________________________________

                                     Title:_____________________________________

                                     CLARION CAPITAL CORPORATION

                                     By:________________________________________

                                     Name:______________________________________

                                     Title:_____________________________________

                                     CROWN INVESTMENT PARTNERS, LP

                                     By:________________________________________

                                     Name:______________________________________

                                     Title:_____________________________________